                                  EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of New World Brands, Inc. (the "Company")
on Form 10-KSB for the year ended May 31, 2002 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Marvin Ribotsky,
Chairman of the Board and Vice President of the Company, certify, pursuant to 18
U.S.C. ss. 1350, as adopted pursuant toss. 906 of the Sarbanes-Oxley Act of
2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                     /s/ Marvin Ribotsky
                                                     --------------------------
                                                     Marvin Ribotsky
                                                     Chairman of the Board and
                                                     Vice President
                                                     August 28, 2002